UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

Auspex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36292	95-4862842
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 N. Torrey Pines Court, Suite 400 San Diego, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-2400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 16, 2014, Auspex Pharmaceuticals, Inc. (the “Company”) announced in a press release topline efficacy and safety results from the Company’s Phase 3 registration trial evaluating SD-809 for the treatment of chorea associated with Huntington’s disease (“HD”), together with the results from an analysis of the completed four-week Switch portion of the Company’s ongoing ARC-HD study. The Company will host a conference call and webcast with an accompanying presentation on December 16, 2014 at 1:30 pm Eastern time to discuss the results. A copy of the presentation that is supplemental to the conference call and webcast is furnished and attached hereto as Exhibit 99.1.

The information in this Item 7.01 and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, whether filed before or after the date hereof and regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 16, 2014, the Company announced in a press release positive topline efficacy and safety results from the Company’s Phase 3 registration trial evaluating SD-809 for the treatment of chorea associated with HD, called First-HD. In addition to meeting the primary efficacy endpoint, significant improvements in both patient and clinical global impressions of change and quality of life were observed. Importantly, the study showed a favorable safety and tolerability profile, including low rates of depression, somnolence, akathisia/restlessness and anxiety. In addition, the Company announced results from an analysis of the completed four-week Switch portion of the ARC-HD study, which also has an ongoing long-term safety component. Data from the study show that patients who switched from the current standard of care, tetrabenazine, to SD-809 maintained chorea control at both week one and week four.

HD is a genetic disorder that causes a wide variety of symptoms including involuntary movements, problems with emotion, behavior, thinking, processing information, and ultimately leads to death. Approximately 90 percent of patients with HD will develop chorea, which is characterized by involuntary, excessive movements that can impact all parts of the body and interferes with motor functions. As a result, chorea associated with HD can be severely debilitating.

First-HD Topline Results

First-HD was a 1:1 randomized, double-blind, placebo-controlled, parallel-group trial evaluating the efficacy, safety and tolerability of SD-809 in the management of chorea associated with HD. The primary efficacy endpoint for the study was the change from baseline to maintenance therapy in the Total Maximal Chorea (“TMC”) score of the Unified Huntington’s Disease Rating Scale (“UHDRS”). There were four pre-specified key secondary endpoints that were tested on a hierarchical basis: treatment success based on patient global impression of change (“PGIC”) and clinical global impression of change (“CGIC”), quality of life and balance. Other pre-selected motor endpoints were also analyzed. A total of 90 patients (45 in each group) were enrolled for evaluation over 13 weeks: patients were titrated weekly to an optimal dose up to week eight; were on maintenance therapy for four weeks, and; were taken off study medication in the final week of the study. A total of 87 patients completed the study; one patient in the SD-809 group and two in the placebo group discontinued.

SD-809 met the pre-specified primary efficacy endpoint. Patients taking SD-809 achieved a meaningful improvement of 2.5 points on the TMC score from baseline to maintenance therapy compared to placebo (p < 0.0001). Additional results from First-HD are as follows:

Pre-Specified Motor Endpoints	SD-809	Placebo	Treatment Effect	Favors	P-Value
Change in TMC Score[1] from Baseline to Maintenance Therapy*	4.4 Point Improvement	1.9 Point Improvement	Improvement of 2.5 Points over Placebo	SD-809	p < 0.0001
Percent Change in TMC Score from Baseline to Maintenance Therapy	37 Percentage Points Improvement	16 Percentage Points Improvement	Improvement of 21 Percentage Points over Placebo	SD-809	p < 0.0001
Change in Total Motor Score[1] (TMS) from Baseline to Maintenance Therapy	7.4 Point Improvement	3.4 Point Improvement	Improvement of 4.0 Points over Placebo	SD-809	p = 0.002

[1]	TMC and TMS are subscales of the Unified Huntington’s Disease Rating Scale (UHDRS)
*	Primary efficacy endpoint

The clinical relevance of the change in chorea was assessed by four pre-specified secondary endpoints. As summarized in the following table, the first three key secondary endpoints, including two patient-rated measures of benefit, showed statistically significant superiority of SD-809 over placebo.

Pre-specified Key Secondary Endpoints[2]	Favors	P-Value
1. Patient Global Impression of Change (PGIC)[3]	SD-809	p = 0.002
2. Clinical Global Impression of Change (CGIC)[3]	SD-809	p = 0.002
3. SF-36 Physical Functioning Score (a Quality of Life measure) from Baseline to Week 12	SD-809	p = 0.03
4. Berg Balance Test	SD-809	p = 0.14

[2]	Analyzed using a pre-specified hierarchical testing procedure
[3]	Success defined as much improved or very much improved

In general, SD-809 was well tolerated; there was no difference in the rate of dose reduction between SD-809 and placebo (6.7% in each group). Results from First-HD show a favorable safety and tolerability profile of SD-809; following are the number of patients reporting adverse events by system organ class:

System Organ Class	SD-809 n = 45	Placebo n = 45
Psychiatric Disorders	8 (17.8%)	8 (17.8%)
Nervous System Disorders	8 (17.8%)	10 (22.2%)
All Other Body Systems
Cardiac Disorders	0 (0.0%)	3 (6.7%)
Ear & Labyrinth	1 (2.2%)	1 (2.2%)
Eye Disorders	1 (2.2%)	1 (2.2%)
General Disorders	7 (15.6%)	8 (17.8%)
Gastrointestinal Disorders	9 (20%)	9 (20%)
Hepatobiliary Disorders	1 (2.2%)	0 (0.0%)
Infections and Infestations	5 (11.1%)	5 (11.1%)
Injury, Poisoning and Procedural Complications	4 (8.9%)	6 (13.3%)
Investigations	6 (13.3%)	3 (6.7%)
Musculoskeletal and Connective Tissue Disorders	2 (4.4%)	3 (6.7%)
Renal and Urinary Disorders	2 (4.4%)	1 (2.2%)
Reproductive Systems and Breast Disorders	1 (2.2%)	0 (0.0%)
Respiratory, Thoracic and Mediastinal Disorders	1 (2.2%)	3 (6.7%)
Skin and Subcutaneous Tissue Disorders	2 (4.4%)	1 (2.2%)
Vascular Disorders	2 (4.4%)	0 (0.0%)

The number of patients reporting adverse events in the system organ classes of psychiatric, nervous system, gastrointestinal and other general disorders are listed below:

System Organ Class	Adverse Event Term	SD-809 n = 45	Placebo n = 45
PSYCHIATRIC DISORDERS	Insomnia	3 (6.7%)	2 (4.4%)
	Depression/Agitated Depression	2 (4.4%)	3 (6.7%)
	Abnormal Dreams	1 (2.2%)	1 (2.2%)
	Agitation	1 (2.2%)	0 (0.0%)
	Anxiety	1 (2.2%)	1 (2.2%)
	Suicidal Ideation	1 (2.2%)	0 (0.0%)
	Compulsions	0 (0.0%)	1 (2.2%)
	Impulsive Behavior	0 (0.0%)	1 (2.2%)
	Sleep Disorder	0 (0.0%)	3 (6.7%)
NERVOUS SYSTEM DISORDERS	Somnolence	5 (11.1%)	2 (4.4%)
	Dizziness	2 (4.4%)	4 (8.9%)
	Akathisia/Restlessness	1 (2.2%)	1 (2.2%)
	Cognitive Disorder	1 (2.2%)	0 (0.0%)
	Drooling	1 (2.2%)	0 (0.0%)
	Dyskinesia	1 (2.2%)	0 (0.0%)
	Migraine	1 (2.2%)	0 (0.0%)
	Headache	0 (0.0%)	3 (6.7%)
	Loss of Consciousness	0 (0.0%)	1 (2.2%)
	Syncope	0 (0.0%)	1 (2.2%)
GENERAL DISORDERS	Irritability	3 (6.7%)	6 (13.3%)
	Fatigue	3 (6.7%)	2 (4.4%)
	Gait disturbance	1 (2.2%)	0 (0.0%)
	Chest pain	1 (2.2%)	0 (0.0%)
	Hangover	1 (2.2%)	0 (0.0%)
GASTRO-INTESTINAL DISORDERS	Diarrhea	4 (8.9%)	0 (0.0%)
	Dry mouth	4 (8.9%)	3 (6.7%)
	Constipation	2 (4.4%)	1 (2.2%)
	Nausea	1 (2.2%)	2 (4.4%)
	Abdominal pain upper	1 (2.2%)	0 (0.0%)
	Dyspepsia	1 (2.2%)	0 (0.0%)
	Frequent bowel movements	1 (2.2%)	0 (0.0%)
	Gastrointestinal pain	1 (2.2%)	0 (0.0%)
	Vomiting	0 (0.0%)	3 (6.7%)
	Dysphagia	0 (0.0%)	1 (2.2%)
	Flatulence	0 (0.0%)	1 (2.2%)
	Salivary hypersecretion	0 (0.0%)	1 (2.2%)

There was one patient with two serious adverse events (cholecystitis and agitated depression) in the SD-809 group, and one patient with one serious adverse event (exacerbation of COPD) in the placebo group. The same patient experiencing the serious adverse events in the SD-809 group also reported suicidal ideation, which was not considered a serious adverse event.

More than 90 percent of patients who completed First-HD enrolled into the Company’s long-term safety study of SD-809. Complete results of the First-HD study will be reported in 2015.

ARC-HD Switch Study

In parallel to First-HD, the Company completed the four-week Switch portion of the ARC-HD study, which has an ongoing long-term safety component. Although designed primarily as a safety study, maintenance of chorea control was assessed after switching patients overnight from tetrabenazine to SD-809 (at approximately half the dose of tetrabenazine).

All available data through eight weeks following the switch were included in the analysis. After switching from tetrabenazine to SD-809, chorea was assessed at one and four weeks. Dose adjustments were permitted after week one. The mean total chorea score decreased by approximately one point from baseline on the TMC score.

•	Week one change for 36 patients was -0.8 ± 0.4 (mean ± standard error)

•	Week four change for 35 patients was -0.8 ± 0.5

In addition, there were 21 patients for whom data were available at week eight; these data demonstrated an improvement of 1.9 (± 0.8) points on the TMC score. Data for the remaining 15 patients will be available at a future date.

The safety and tolerability experience observed in ARC-HD Switch over the four-week period was consistent with the experience observed in First-HD. The most commonly reported adverse events in ARC-HD Switch patients were somnolence, fall, and nasopharyngitis.

Upcoming SD-809 Clinical Data and Other Milestones

SD-809 continues to be evaluated in other clinical studies. The Company anticipates reporting the following data from various studies in 2015:

•	Thorough QT study in the first quarter of 2015;

•	ARM-TD pivotal study for the treatment of tardive dyskinesia in mid-2015, and;

•	Phase 1b study in Tourette syndrome in mid-2015.

Based on the data reported herein, the Company expects to file a New Drug Application for SD-809 for the treatment of chorea associated with HD by mid-2015.

The Company also expects to report Phase 1 data for SD-560, a deuterated form of pirfenidone, by mid-2015.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s ability to successfully complete its ongoing clinical trials and development programs, the Company’s ability to obtain regulatory approval for its product candidates and market penetration and acceptance of its product candidates. Risks that contribute to the uncertain nature of the forward-looking statements include: the Company’s future preclinical studies and clinical trials may not be successful; changes in regulatory requirements in the United States and foreign countries may prevent or significantly delay regulatory approval of the Company’s product candidates; the Company may change its plans to develop and commercialize its product candidates; the U.S. Food and Drug Administration (“FDA”) may not agree with the Company’s interpretation of the data from clinical trials of its product candidates; the Company may decide, or the FDA may require the Company, to conduct additional clinical trials or to modify the Company’s ongoing clinical trials; the Company may experience delays in the commencement, enrollment, completion or analysis of clinical testing for its product candidates, or significant issues regarding the adequacy of its clinical trial designs or the execution of its clinical trials, which could result in increased costs and delays, or limit the Company’s ability to obtain regulatory approval; the third parties with whom the Company has partnered with for the development of its product candidates and upon whom the Company relies to conduct its clinical trials and manufacture its product candidates may not perform as expected; the Company’s product candidates may not receive regulatory approval or be successfully commercialized; unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s product candidates could delay or prevent regulatory approval or commercialization; the Company may be unable to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; the Company’s ability to obtain additional financing; and the accuracy of the Company’s estimates regarding expenses, future revenues and capital requirements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Other risks and uncertainties affecting the Company are described more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Auspex Pharmaceuticals, Inc. Presentation dated December 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2014	Auspex Pharmaceuticals, Inc.

	By:	/s/ Pratik Shah
Pratik Shah, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Auspex Pharmaceuticals, Inc. Presentation dated December 16, 2014